Exhibit 99.2

NEWS RELEASE

TOREADOR ANNOUNCES RESULTS OF 2010 ANNUAL STOCKHOLDER MEETING

New York, New York — June 4, 2010 — Toreador Resources Corporation (“Toreador” or the “Company”) (NASDAQ: TRGL) today announced that at its Annual Meeting of Stockholders held yesterday, Toreador stockholders elected the Company’s full slate of directors; approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million shares to 50 million shares; and approved an amendment to the Toreador Resources Corporation 2005 Long-Term Incentive Plan.

Toreador stockholders elected the following individuals to serve on the Board of Directors until the 2011 Annual Meeting of Shareholders: Julien Balkany, Bernard de Combret, Peter J. Hill, Adam Kroloff, Craig M. McKenzie, Ian Vann and Herbert Williamson III.

ABOUT TOREADOR

Toreador Resources Corporation is an independent energy company engaged in the exploration and production of crude oil with interests in developed and undeveloped oil properties in the Paris Basin, France. The company’s website, www.toreador.net, provides more information about Toreador.

# # #

CONTACT:

Shirley Z. Anderson, Corporate Secretary

Toreador Resources Corporation

T: +1 469 369-8531

sanderson@toreador.net